SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report - February 28, 1997
                ----------------------------------
                (Date of Earliest Event Reported)


                CARPENTER TECHNOLOGY CORPORATION
----------------------------------------------------------------
      (Exact Name of Registrant as specified in its charter)



        Delaware                                  1-5828
------------------------                  ---------------------
(State of Incorporation)                  (Commission File No.)


                            23-0458500
                       --------------------
                     (IRS Employer I.D. No.)

        101 West Bern Street, Reading, Pennsylvania  19603
        --------------------------------------------------
             (Address of principal executive offices)


Registrant's telephone number, including area code:  (610) 208-2000








                   Exhibit Index is on page __.

Item 2.   Acquisition or Disposition of Assets.
------    ------------------------------------
On February 28, 1997 (the "Merger Date"), Dynamet Incorporated, a Pennsylvania corporation ("DI") was merged (the "Merger") with and into a new-formed, wholly-owned subsidiary of the Registrant ("New DI") pursuant to the terms of an Agreement and Plan of Merger dated January 6, 1997 (the "Merger Agreement"), and a related Plan of Merger dated as of February 21, 1997 between DI and New DI (the "Merger Plan"). A copy of the Merger Agreement is filed as Exhibit 1 hereto, and the form of the definitive Merger Plan is attached as Exhibit A to the Merger Agreement.

On the Merger Date, there were outstanding 305,616 shares of Common Stock of DI ("DI Stock") held by four individuals and two trusts. Each share of DI Stock outstanding immediately prior to the effectiveness of the Merger was converted into the right to receive $166.0581 in cash and 9.0704 shares of the Registrant's Common Stock ("CarTech Stock"), resulting in payment of an aggregate of $50,750,612.78 in cash and the issuance of an aggregate of 2,772,058 whole shares (not including fractional interests) of CarTech Stock (the "Merger Shares"). No fractional shares of CarTech Stock were issued in the Merger. Pursuant to the Merger Agreement and the Merger Plan, a DI Shareholder who would have otherwise been entitled to such a fractional interest was paid cash in an amount equal to $34 multiplied by the fraction representing such fractional interest.

The terms of the Merger Agreement were determined as a result of arms' length negotiations between officers and representatives of the Registrant and the shareholders of DI and their representatives. There are no material relationships in existence between the DI shareholders and the Registrant or any other of its affiliates, or its officers or directors or their associates, except as created by the Merger Agreement. Pursuant to the provisions of the Merger Agreement, Mr. Peter C. Rossin has been elected as a member of the Registrant's Board of Directors.

The Merger Shares were not registered under the Securities Act of 1933, having been issued without such registration in reliance upon the exemption afforded by Section 4(2) of such Act.
However, the Merger Agreement provides the terms and conditions upon which the Registrant will file with the Securities and Exchange Commission a registration statement with respect to all or a portion of the Merger Shares in order to permit a public distribution thereof, if so requested by the holders of a majority of the Merger Shares.

The acquisition of DI will be treated by the Registrant for accounting purposes as a purchase.

Organized in 1967, DI has evolved into a substantial purchaser of titanium bar and wire and of powdered metals for the aerospace and tool industries.

Pursuant to the Merger Agreement, New DI sold to Trigon Incorporated on the Merger Date the assets and business of its Forged Products Division in consideration of the cash payment of $2.6 million and the assumption of certain specified liabilities. Trigon Incorporated is substantially owned by Mr. Peter Stephans, a former DI shareholder, and trusts for his children.

It is the intention of the Registrant to continue to operate the business of DI substantially as presently conducted, except as impacted by the foregoing transaction.

Item 7.   Financial Statements, Pro Forma Financial
------    -----------------------------------------
          Information and Exhibits.
          ------------------------
Note: The Financial Statements of Business Acquired and Pro Forma Financial Information hereinafter described under subsections 9(a) and (b) will be filed by amendment to this Report, to be filed not later than 60 days from the filing date of this Report, in accordance with the provisions of subsections 9(a)(4) and (b)(2) of Item 7 of Form 8-K.

          (a)  Financial Statements of Business Acquired
               -----------------------------------------
               The following financial statements of Dynamet Incorporated are filed as a part of this report beginning on page __ hereof:

                                                          Page No.
                                                          --------

               Report of Price Waterhouse LLP as
               to the Financial Statements for
               the Year Ended December 31, 1996

               Balance Sheets
               as of December 31, 1995 and 1996

               Statements of Income
               for the Years Ended December 31,
               1995 and 1996

               Statements of Shareholders' Equity
               for the Years Ended December 31, 1995
               and 1996

               Statements of Cash Flow for the
               Years Ended December 31, 1995
               and 1996

               Notes to Consolidated Financial
               Statements

          (b)  Pro Forma Financial Information.
               -------------------------------
               The following pro forma financial information with respect to the transaction described in this Report is filed as a part hereof, beginning on page __ hereof:

               Pro Forma Balance Sheets as of
               June 30, 1996 and December 31, 1996

               Pro Forma Statements of Income
               for the Year Ended June 30, 1996
               and the six-month period ended
               December 31, 1996

               The historical financial statements of the Registrant for the years ended June 30, 1996, 1995 and 1994
(as previously filed in the Registrant's Annual Report on Form 10-K), and for the Six Months Ended December 31, 1996
(as previously filed on the Company's report on Form 10-Q) are hereby incorporated by reference.

          (c)  Exhibits.
               --------
     Ref. No. Per
     Table II Under
     Item 601(a) of
     Regulation S-K   Description of Exhibit    Exhibit No.
     --------------   ----------------------    -----------
          (2)         Agreement and Plan of         1
                      Merger dated January
                      6, 1997 by and among
                      Dynamet Incorporated,
                      Shareholders of Dynamet
                      Incorporated and
                      Carpenter Technology
                      Corporation


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March __, 1997         CARPENTER TECHNOLOGY CORPORATION


                              By:_______________________________
                                 G. Walton Cottrell
                                 Senior Vice President-Finance
                                 Chief Financial Officer